As filed with the Securities and Exchange Commission on October 24, 1994
                                         Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              ELI LILLY AND COMPANY
             (Exact name of registrant as specified in its charter)

                  LILLY CORPORATE CENTER
INDIANA           INDIANAPOLIS, INDIANA  46285             35-0470950
(State or other   (Address of Principal Executive Offices) (I.R.S. Employer
jurisdiction of   (Zip Code)                               Identification No.)
incorporation or
organization)
                              1994 Lilly Stock Plan
                              1989 Lilly Stock Plan
                              1984 Lilly Stock Plan
                            (Full Title of the Plan)

                                   J. B. King
                       Vice President and General Counsel
                              Eli Lilly and Company
                             Lilly Corporate Center
                          Indianapolis, Indiana  46285
                     (Name and address of agent for service)

    Telephone number, including area code, of agent for service: 317-276-2000


                         CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
                     Amount          maximum        maximum       Amount of
Title of securities  to be           offering price aggregate     registration
to be registered     registered      per share(1)   offering price(1)  fee

Common Stock      12,500,000 shares   $58.375      $729,687,500    $251,615.95

     (1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of Registrant's Common Stock on the New York Stock Exchange on October 18, 1994.

     There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the 1994 Lilly Stock Plan.

     Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement refers also to Registration Statements No. 2-90385 and No. 33-29482.


                                     PART I

Item 1.   PLAN INFORMATION.

       Not included pursuant to Form S-8 instructions.

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

       Not included pursuant to Form S-8 instructions.

                                     PART II

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

       The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1993, the Quarterly Reports of the Company on Form 10-Q for the fiscal quarters ended March 31, 1994 and June 30, 1994, and the description of the Company's common stock contained in the Company's registration statement under the Securities Exchange Act of 1934 with respect to that stock filed with the Securities and Exchange Commission, including any amendments or reports filed for the purpose of updating that description, are incorporated in this Registration Statement by reference. All documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of those documents with the Commission.

Item 4.   DESCRIPTION OF SECURITIES.

       Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Mr. Carmichael beneficially owns 19,881 shares of Eli Lilly and Company common stock and has the right to purchase an additional 16,800 shares upon the exercise of stock options held by him.


Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

       As permitted by the Indiana Business Corporation Law, the Company's Articles of Incorporation provide for indemnification of directors, officers, and employees of the Company against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil or criminal, in which they may become involved by reason of being or having been a director, officer, or employee. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the Board of Directors or independent legal counsel must have determined that such persons acted in good faith in what they reasonably believed to be in the best interest of the Company and, in addition, in any criminal action, had no reasonable cause to believe that their conduct was unlawful.

       Officers and directors of the Company are insured, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with them acting in their respective capacities, which include claims under the Securities Act of 1933.


Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

       Not Applicable.

Item 8.   EXHIBITS.

       Exhibit                Description
       Number

       4.1       Amended Articles of Incorporation as amended through April 17,
                 1989
       4.2       By-Laws as amended through December 20, 1993
       4.3       1994 Lilly Stock Plan
       4.4       1989 Lilly Stock Plan, as amended
       4.5       1984 Lilly Stock Plan, as amended
       5         Opinion re legality of Daniel P. Carmichael, Deputy General
                 Counsel and Secretary of the Company, including his consent
       23        Consent of Ernst & Young, Independent Auditors

Item 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on October 17, 1994.


                              ELI LILLY AND COMPANY



                           By      s/ Randall L. Tobias
                              (Randall L. Tobias, Chairman,
                              President and Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

s/ Randall L.Tobias
     SIGNATURE                  TITLE                            DATE


s/Randall L. Tobias     Chairman, President, Chief Executive  October 17, 1994
(Randall L. Tobias)     Officer, and a Director
                        (principal executive officer)

s/James M. Cornelius    Vice President, Finance, Chief        October 17, 1994
(James M. Cornelius)    Financial Officer, and a Director
                        (principal financial officer)

s/ Arnold C. Hanish     Chief Accounting Officer              October 17, 1994
(Arnold C. Hanish)      (principal accounting officer)

                                     Director                 October 17, 1994
(Steven C. Beering, M.D.)

                                     Director                 October 17, 1994
(James W. Cozad)

s/ Karen N. Horn, Ph.D.              Director                 October 17, 1994
(Karen N. Horn, Ph.D.)

s/ J. Clayburn La Force, Jr., Ph.D.  Director                 October 17, 1994
(J. Clayburn La Force, Jr., Ph.D.)

                                     Director                 October 17, 1994
(Kenneth L. Lay, Ph.D.)

s/ Ben F. Love                       Director                 October 17, 1994
(Ben F. Love)

s/ Stephen A. Stitle                 Director                 October 17, 1994
(Stephen A. Stitle)

s/ Sidney Taurel                     Director                 October 17, 1994
(Sidney Taurel)

s/ August M. Watanabe, M.D.          Director                 October 17, 1994
(August M. Watanabe, M.D.)

s/ Alva O. Way                       Director                 October 17, 1994
(Alva O. Way)

s/ Richard D. Wood                   Director                 October 17, 1994
(Richard D. Wood)

                                INDEX TO EXHIBITS


The following documents are filed as part of this Registration Statement:


Exhibit                                      Location

4.1  Amended Articles of Incorporation as    Incorporated by reference from
     amended through April 17, 1989          Exhibit 3(i) to the Company's
                                             Registration Statement on Form
                                             S-8, Registration Statement No.
                                             33-50783.

4.2   By-Laws as amended through             Incorporated by reference from
      December 20, 1993                      Exhibit 3.2 to the Company's
                                             Report on Form 10-K for the
                                             fiscal year ended December 31,
                                             1993.

4.3   1994 Lilly Stock Plan                  Incorporated by reference from
                                             Exhibit A to the Company's Proxy
                                             Statement dated March 14, 1994.

4.4   1989 Lilly Stock Plan, as amended      Incorporated by reference from
                                             Exhibit 10.2 to the Company's
                                             Report on Form 10-K for the
                                             fiscal year ended December 31,
                                             1993.

4.5   1984 Lilly Stock Plan, as amended      Incorporated by reference from
                                             Exhibit 10.1 to the Company's
                                             Report on Form 10-K for the
                                             fiscal year ended December 31,
                                             1993.

5     Opinion re legality of Daniel          Attached.
      P. Carmichael, Deputy General
      Counsel and Secretary of the Company,
      including his consent

23    Consent of Ernst & Young,              Attached.
      Independent Auditors